Exhibit 99.1

Climb Bio Reports Second Quarter 2025 Financial Results and Provides Business Updates

Clinical Trials of Budoprutug in Immune Thrombocytopenia (ITP) and Systemic Lupus Erythematosus (SLE) Underway;
Trial of Budoprutug in Primary Membranous Nephropathy (pMN) Expected to Initiate in the Coming Weeks

Budoprutug Subcutaneous Formulation Demonstrated High Bioavailability and Favorable Tolerability in Non-clinical Studies;
Phase 1 Trial Expected to Initiate in the Coming Weeks, with Initial Data Anticipated in First Half 2026

CLYM116 Focused Webcast Event, Including New Preclinical Data, Planned for September 2025;
IND or CTA Submission for IgA Nephropathy (IgAN) Expected in Second Half 2025

Edgar D. Charles, M.D., MSc Appointed Chief Medical Officer

Strong Financial Position, with Cash Runway Expected Through 2027

WELLESLEY HILLS, MASS., (GLOBE NEWSWIRE) – Aug. 12, 2025 – Climb Bio, Inc. (Nasdaq: CLYM), a clinical-stage biotechnology company developing therapeutics for patients with immune-mediated diseases, today reported financial results for the second quarter ended June 30, 2025 and provided business updates.

“I am extremely proud of what the Climb Bio team has accomplished this year – we have executed with focus and discipline, building the team and advancing our pipeline. We have now dosed patients in both the ITP and SLE clinical trials of budoprutug, our anti-CD19 monoclonal antibody, and achieved regulatory clearance to initiate the pMN Phase 2 trial and the Phase 1 trial of subcutaneous budoprutug in healthy volunteers, both of which are expected to begin shortly,” said Aoife Brennan, President and CEO of Climb Bio. “We are also making exciting progress with CLYM116, our differentiated anti-APRIL antibody that we believe could be a best-in-class treatment for IgAN and other indications. This execution momentum sets up a data-rich period ahead, beginning with an investor event planned for September 2025 to showcase our CLYM116 program, share supportive preclinical data, and discuss our IgAN development plans.”

Second Quarter 2025 and Recent Highlights

Budoprutug Program Updates

•
Phase 1b/2a immune thrombocytopenia (ITP) trial FPI achieved, enrollment ongoing. Climb Bio is enrolling an open-label, dose-escalation Phase 1b/2a clinical trial of budoprutug in patients with ITP to evaluate safety, tolerability, pharmacokinetics, pharmacodynamics, and preliminary efficacy, including B cell depletion and platelet counts.
•
Phase 1b systemic lupus erythematosus (SLE) trial FPI achieved, enrollment ongoing. Climb Bio is enrolling an open-label, dose-escalation Phase 1b clinical trial of budoprutug in patients with SLE to evaluate safety, tolerability, pharmacokinetics, pharmacodynamics, and preliminary efficacy, including B cell depletion, autoantibody levels, and clinical activity.
•
Phase 2 primary membranous nephropathy (pMN) trial on track to initiate in coming weeks. The pMN trial, an open-label, dose-ranging Phase 2 clinical trial, is designed to further evaluate safety, pharmacokinetics, pharmacodynamics, including B cell depletion and anti-PLA2R antibody levels, and preliminary efficacy, including complete and partial remission. Start-up activities are underway, and the Company expects to initiate the Phase 2 trial in the coming weeks.

•
Continued development of subcutaneous (SC) formulation. Climb Bio obtained supportive non-clinical data for its budoprutug SC formulation, which demonstrated high bioavailability and favorable tolerability. A Clinical Trial Application was cleared in Australia in August, and the Company expects to initiate a Phase 1 trial in healthy volunteers in the coming weeks. Initial Phase 1 trial results for the budoprutug SC formulation are expected in the first half of 2026.

CLYM116 Program Updates

•
CLYM116, an antibody targeting the APRIL pathway for IgA nephropathy (IgAN), advancing toward clinical development. Climb Bio remains on track to submit an Investigational New Drug (IND) or Clinical Trial Application (CTA) for CLYM116 in IgAN in the second half of 2025. The Company plans to host a CLYM116-focused investor event in September 2025, where preclinical data on CLYM116, including head-to-head data in nonhuman primates with a first-generation anti-APRIL, will be shared.

Corporate Updates

•
Appointed Edgar D. Charles, M.D., MSc as Chief Medical Officer in June 2025. Dr. Charles brings over 20 years of experience in immunology-focused pharmaceutical development, academic research, and clinical medicine to the role. He joins Climb Bio from Bristol Myers Squibb (BMS), where he held clinical roles of increasing responsibility since joining in 2015, leading the development of a number of therapeutic candidates through IND, Phase 1-4 clinical trials, and FDA product approval. Dr. Charles most recently served as Vice President and Senior Global Program Lead, Immunology at BMS, where he led the immunology global program organization, overseeing strategy and execution across a diverse immune therapeutics pipeline spanning rheumatology, pulmonology, dermatology, and gastroenterology. Before his tenure at BMS, Dr. Charles held roles at Merck & Co., where he led global clinical development programs in infectious diseases and vaccines, and served as an Assistant Professor at Rockefeller University, focusing his research on virus-induced autoimmunity and B cell biology.

Anticipated Milestones

•
Budoprutug (anti-CD19 monoclonal antibody):
▪
pMN Phase 2 study – first patient in (H2 2025)
▪
Company to provide guidance on the anticipated timing of clinical readouts in SLE and ITP (H2 2025)
▪
Subcutaneous formulation Phase 1 clinical trial in healthy volunteers – first patient in (H2 2025) and initial results (H1 2026)
•
CLYM116 (anti-APRIL monoclonal antibody):
▪
Reporting preclinical data (September 2025) and submission of IND or CTA in IgAN (H2 2025)
▪
Investor event on CLYM116 to be held in September 2025

Second Quarter 2025 Financial Results

•
Cash Position: Cash, cash equivalents and marketable securities were $187.4 million as of June 30, 2025. Cash, cash equivalents and marketable securities are expected to fund operations through 2027.
•
Research and Development (R&D) expenses: R&D expenses were $6.6 million for the three months ended June 30, 2025, compared to $1.0 million for the comparable period in 2024.
•
Acquired In-Process Research and Development (IPR&D) expense: Acquired IPR&D expense was $51.7 million for the three months ended June 30, 2024, resulting from the Company’s acquisition of Tenet Medicines. There were no IPR&D expenses for the comparable period in 2025.
•
General and Administrative (G&A) expenses: G&A expenses were $4.1 million for the three months ended June 30, 2025, compared to $3.7 million for the comparable period in 2024.
•
Other income, net: Other income, net was $2.0 million for the three months ended June 30, 2025, compared to $1.5 for the comparable period in 2024.

About Climb Bio, Inc.

Climb Bio, Inc. is a clinical-stage biotechnology company developing therapeutics for patients with immune-mediated diseases. The Company’s pipeline includes, budoprutug, an anti-CD19 monoclonal antibody that has demonstrated B-cell depletion and has potential to treat a broad range of B-cell mediated diseases, and CLYM116, an anti-APRIL monoclonal antibody currently in IND-enabling studies for IgA nephropathy. For more information, please visit climbbio.com.

About Budoprutug
Budoprutug is a clinical-stage, anti-CD19 monoclonal antibody being developed by Climb Bio to address a broad range of B-cell mediated, immune-driven diseases. Designed with enhanced effector function and low picomolar affinity, budoprutug targets and depletes CD19-expressing B cells, including plasma blasts that are key sources of pathogenic autoantibodies. Climb Bio plans to evaluate budoprutug in multiple clinical trials across three lead indications—primary membranous nephropathy (pMN), immune thrombocytopenia (ITP), and systemic lupus erythematosus (SLE)—which represent distinct mechanistic subtypes of immune-mediated disease. Early clinical data suggest budoprutug may offer durable B-cell depletion, rapid reductions in autoantibodies, and clinical remission in pMN. A subcutaneous formulation is also in development to enable broader patient access and potential home-based dosing. Budoprutug has been granted orphan drug designation by the FDA for the treatment of pMN.

About CLYM116
CLYM116 is a preclinical-stage monoclonal antibody targeting APRIL (A Proliferation-Inducing Ligand), a key driver of pathogenic B-cell activity in autoimmune diseases. CLYM116 employs a novel pH-dependent bind-and-release mechanism to potently block APRIL signaling, promote lysosomal degradation of APRIL, and recycle the antibody to extend its half-life. This differentiated design offers the potential for rapid, deep, and durable inhibition of APRIL with a favorable safety profile and less frequent dosing. CLYM116 is being advanced for the treatment of IgA nephropathy (IgAN), with plans to initiate a Phase 1 clinical trial following completion of IND-enabling studies and subject to regulatory clearance. The molecule may also have broader utility across other B-cell mediated diseases where APRIL plays a critical role.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for Climb Bio; expectations regarding the therapeutic benefits, clinical potential and clinical development of budoprutug and CLYM116; the trial design for the planned clinical trials of budoprutug; the anticipated timelines for initiating clinical trials of budoprutug for primary membranous nephropathy and CLYM116 for IgA nephropathy; plans to optimize the administration of budoprutug; the anticipated benefits of Climb Bio’s license agreement with Mabworks; expectations regarding the timing of an investigational new drug application or clinical trial application submission for CLYM116; anticipated timelines for announcing data from Climb Bio’s ongoing and planned clinical trials; the sufficiency of Climb Bio’s cash resources for the period anticipated; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working” and similar expressions. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. Climb Bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of Climb Bio to timely and successfully achieve or recognize the anticipated benefits of its acquisition of Tenet Medicines, Inc. and its license agreement with Mabworks; changes in applicable laws or regulation; the possibility that Climb Bio may be adversely affected by other economic, business and/or competitive factors; Climb Bio’s ability to advance budoprutug and CLYM116 on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring boards; replicating in clinical trials positive results found in early-stage clinical trials; competing successfully with other companies that are seeking to develop treatments for primary membranous nephropathy, immune thrombocytopenia, systemic lupus erythematosus, IgA nephropathy and other immune-mediated diseases; maintaining or protecting intellectual property rights related to budoprutug, CLYM116 and/or its other product candidates; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug, CLYM116 and any other product candidates Climb Bio may develop. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Climb Bio’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Climb Bio’s most recent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Climb Bio’s views as of the date hereof and should not be relied upon as representing Climb Bio’s views as of any date subsequent to the date hereof. Climb Bio anticipates that subsequent events and developments will cause Climb Bio’s views to change. However, while Climb Bio may elect to update these forward-looking statements at some point in the future, Climb Bio specifically disclaims any obligation to do so, except as required by law.

Investors and Media

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com

Climb Bio, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash, cash equivalents and marketable securities	$187,405	$212,529
Other assets	4,981	4,658
Total assets	$192,386	$217,187
Liabilities and stockholders’ equity
Liabilities	$6,622	$5,306
Total stockholders’ equity	185,764	211,881
Total liabilities and stockholders’ equity	$192,386	$217,187

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Operating expenses:
Research and development	$6,575	$1,046	$23,902	$2,137
Acquired in-process research and development, related party	—	51,659	—	51,659
General and administrative	4,102	3,667	9,793	5,581
Total operating expenses	10,677	56,372	33,695	59,377
Loss from operations	(10,677)	(56,372)	(33,695)	(59,377)
Other income, net	2,011	1,483	4,248	2,791
Net loss	$(8,666)	$(54,889)	$(29,447)	$(56,586)
Net loss per share, basic and diluted	$(0.13)	$(1.81)	$(0.44)	$(1.95)